Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

POST PROPERTIES, INC.
(Exact name of registrant as specified in its charter)
Georgia
(State or other jurisdiction of incorporation or organization)
58-1550675
(I.R.S. Employer Identification No.)
One Riverside
4401 Northside Parkway, Suite 800
Atlanta, Georgia 30327-3057
(Address, including zip code, of registrant’s principal executive offices)
Amended and Restated Post Properties, Inc. 2003 Incentive Stock Plan
(Full title of plan)
David P. Stockert
President and Chief Executive Officer
Post Properties, Inc.
One Riverside
4401 Northside Parkway, Suite 800
Atlanta, Georgia 30327-3057
(Name and address of agent for service)
(404) 846-5000
(Telephone number, including area code, of agent for service)
Copies to:
Keith M. Townsend
King & Spalding LLP
1180 Peachtree Street
Atlanta, Georgia 30309-3521
(404) 572-4600
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer	☐
Non-accelerated filer ☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Securities	to be	Offering Price	Aggregate	Registration
to be Registered	Registered	Per Obligation(1)	Offering Price(1)	Fee
Common Stock, par value $.01 per share	1,600,000 (2)	$9.39	$15,024,000	$590.44

(1)	Estimated solely for the purpose of determining the registration fee, in accordance with Rule 457(h), based upon the average of the high and low sales prices of Post Properties, Inc. common stock on the New York Stock Exchange on March 2, 2009.

(2)	Does not include 4,000,000 shares of Common Stock of Post Properties Inc. previously registered on Registration Statement No. 333-107092 and to which the Prospectus relating to this Registration Statement relates.

EXPLANATORY NOTE
     Post Properties, Inc. (the “Company”) filed a registration statement on Form S-8 on July 16, 2003 (File No. 333-107092 (the “Prior Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 4,000,000 shares of the Company’s common stock, par value $.01 per share under the Post Properties, Inc. 2003 Incentive Stock Plan. The Company is filing this registration statement on Form S-8 (the “Registration Statement”) pursuant to and in accordance with General Instruction E of Form S-8 to register an additional 1,600,000 shares of Common Stock to be issued pursuant to the Amended and Restated Post Properties, Inc. 2003 Incentive Stock Plan (the “Plan”). This Registration Statement incorporates by reference the contents of the Prior Registration Statement.
PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in this Part I will be sent or given to eligible participants in the Plan, as specified by Rule 428(b) of the Securities Act. Consistent with the instructions of Part I of Form S-8, such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference
     The contents of the Prior Registration Statement are incorporated by reference into this Registration Statement. In addition, the following documents previously filed by the Company with the Commission are hereby incorporated by reference into this Registration Statement:
(a)	Annual Report of the Company on Form 10-K for the year ended December 31, 2008;

(b)	All reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2008; and

(c)	The description of the Company’s common stock contained in the Registration Statement on Form 8-A/A, dated March 3, 2009.
     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents.

Item 8.	Exhibits

Exhibit	Description

5.1	Opinion of King & Spalding LLP

10.1	Amended and Restated Post Properties, Inc. 2003 Incentive Stock Plan (incorporated by reference to Appendix B of the Company’s Proxy Statement dated September 12, 2008)

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of King & Spalding LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 3rd day of March, 2009.

POST PROPERTIES, INC.
By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned directors and executive officers of Post Properties, Inc., do hereby constitute and appoint David P. Stockert and Sherry W. Cohen and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for us and in our name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 3rd day of March, 2009.

Signature	Title

/s/ Robert C. Goddard, III Robert C. Goddard, III	Chairman of the Board
/s/ Douglas Crocker II Douglas Crocker II	Vice Chairman of the Board
/s/ David P. Stockert David P. Stockert	President, Chief Executive Officer and a Director (Principal Executive Officer)
/s/ Christopher J. Papa Christopher J. Papa	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Arthur J. Quirk Arthur J. Quirk	Senior Vice President and Controller, Chief Accounting Officer (Principal Accounting Officer)
/s/ Herschel M. Bloom Herschel M. Bloom	Director
/s/ Walter M. Deriso, Jr. Walter M. Deriso, Jr.	Director
/s/ Russell R. French Russell R. French	Director
Dale A. Reiss	Director
/s/ David R. Schwartz David R. Schwartz	Director
/s/ Stella F. Thayer Stella F. Thayer	Director
/s/ Ronald de Waal Ronald de Waal	Director

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of King & Spalding LLP

10.1	Amended and Restated Post Properties, Inc. 2003 Incentive Stock Plan (incorporated by reference to Appendix B of Post’s Proxy Statement dated September 12, 2008)

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of King & Spalding LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)